UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On July 22, 2022, Vinco Ventures, Inc. (“Vinco Ventures,” “Vinco,” or the “Company”) entered into one of two anticipate software license agreements with its strategic partner, AI-Pros Inc. (“AI-Pros”). The execution of the first license agreement signifies a big step for the Company as it has been pursuing a strategic initiative project that aspires to be a true Tik Tok challenger. The license provides Vinco the right to use AI-Pros’ tools and technologies, which could allow Vinco to participate in a social media platform that it believes can significantly enhance its position in the digital advertising markets.

To date, Vinco, through ZVV Media Partners, LLC (“ZVV”), has worked with its joint venture partner, Zash Global Media and Entertain Corporation (“Zash”), to pursue its position in the social media market with the Singapore-based Lomotif app. However, as the Company evaluates its relationship with Zash, and its commitment to the ZVV joint venture, it is very excited to have established its relationship with AI-Pros. With AI-Pros as a partner, Vinco will focus on growing a social media platform that is based on best-in-class technology, primarily targeting the US & Canadian markets as opposed to Lomotif applying older generation technologies and prioritizing non-US and Canadian markets.

In testing, AI-Pros’ technologies have demonstrated higher video resolution, faster video transmission and better video recommendation as compared Lomotif. Moreover, this new platform is being integrated with AI-Core’s advertising platform built on top of robust blockchain infrastructures. The vision is to disrupt the social media industry by recognizing the content creators for their IP, consumers for their data, and advertisers for their ad spend, then distributing the ad revenues fairly to all participants who contributed value to the entire ecosystem.

John Colucci, Vinco’s Interim CEO and President stated, “Social media platform operators should acknowledge all participants and compensate these contributors fairly and properly. We believe our partnership with AI-Pros disrupt what the social media world sees as a shared economy. AI-Pros’ next generation technologies and the potential of sharing revenue with all participants is truly a game changer in this industry. It’s a win-win-win for everyone besides the social media operator and that’s why Vinco wanted to be a part of this new wave as the next phase of our development. We’re excited about the prospects of this business opportunity and working with the AI-Pros team to bring this vision to reality.”

George Yang, founder and CEO of AI-Pros, believes that “Breakthrough technologies are simply a means to an end. By leveraging AI-Core’s machine learning, AI, and blockchain technologies, we strive to use them for the benefit of the people. Content creators should be the real IP owners, consumers should have the right to monetize their own personal data, and advertisers should be able to have a direct relationship with their consumers. This is what we are continually building with our team of experts, professionals, strategic partners, like Vinco, and why we think this will aid in returning the content and data rights to the influencers and users, decentralizing tech oligopolies, and building a more transparent digital economy.”

About Vinco Ventures

Vinco Ventures, Inc. (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. For more information, please visit investors.vincoventures.com.

About Lomotif

Lomotif is a video-sharing social networking platform that is democratizing video creation. Lomotif, available in the Apple and Google stores, is a downloadable app that has grown worldwide as a grassroots social community with dedicated users spanning from Asia to South America to the U.S. For additional information about Lomotif, please visit Lomotif’s website at www.lomotif.com.

About AI-PROS

AI-Pros is headquartered in Silicon Valley and specializes in developing AI recommendation engines and producing conversational AI, as featured at the University of California, Berkeley.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger and such other risks and uncertainties described more fully in documents filed by Vinco Ventures with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2022

VINCO VENTURES, INC.

By:	/s/ John Colucci
Name:	John Colucci
Title:	Interim Chief Executive Officer